UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 14, 2018

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 14, 2018, the Board of Directors of ON Semiconductor Corporation (the “Company”) authorized a new stock repurchase program under which the Company may repurchase up to $1.5 billion (exclusive of any fees, commissions, or other expenses related to such repurchases) of the Company’s common stock from December 1, 2018 through December 31, 2022 (the “New Repurchase Program”).

Under the New Repurchase Program, the Company may repurchase its common stock from time to time in privately negotiated transactions or open market transactions, any combination of such methods, or other methods. A copy of the Company’s announcement regarding the New Repurchase Program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The below exhibit is furnished as part of this report.

Exhibit No.	Description

99.1	News release for ON Semiconductor Corporation, dated November 15, 2018, titled “ON Semiconductor Announces New $1.5 Billion Share Repurchase Program.”

EXHIBIT INDEX

The below exhibit is furnished as part of this report.

Exhibit No.	Description

99.1	News release for ON Semiconductor Corporation, dated November 15, 2018, titled “ON Semiconductor Announces New $1.5 Billion Share Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: November 15, 2018	By:	/s/ BERNARD GUTMANN
Bernard Gutmann
Executive Vice President,
Chief Financial Officer, & Treasurer